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                                                                   EXHIBIT 10.2


                               AMENDMENT NO. 3 TO
                           LOAN AND SECURITY AGREEMENT


                  This Amendment No. 3 ("Amendment No. 3") is dated as of the 25th day of November, 2003. and is by and among Congress Financial Corporation (Central), as agent (the "Agent") for the lenders from time to time party to the Loan Agreement ( as defined below) (the "Lenders") and as a lender and Frank's Nursery & Crafts, Inc. ("Borrower").

                              W I T N E S S E T H

                  Whereas, Agent, Lenders and Borrower are parties to that certain Loan and Security Agreement, dated as of May 20, 2002, as amended (the "Loan Agreement"; all capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed to them in the Loan Agreement), pursuant to which Lenders agreed to provide certain loans and other financial accommodations to Borrower;

                  Whereas, Borrower, Agent and Lenders have agreed to amend the Loan Agreement in certain respects;

                  Now, therefore, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

         1. Amendment to Loan Agreement. The Loan Agreement is hereby amended as follows:

         (a) A new Section 2.1(e) is added to the Loan Agreement after Section 2.1(d) as follows:

         (d) Notwithstanding anything contained in this Agreement to the contrary, until such time as one or more of the Lenders (other than Congress) have Commitments, the principal amount of which aggregate at least $8,000,000,
(i) the aggregate amount of the Loans, the Letter of Credit Accommodations and the B/A Accommodations outstanding at any time shall not exceed $42,000,000, and
(ii) in the event the aggregate amount of the Loans, Letter of Credit Accommodations and B/A Accommodations so exceed $42,000,000, such event shall not limit, waive or otherwise affect any rights of Agent or Lenders in such circumstances or on any future occasions and Borrower shall, upon demand by Agent, which may be made at any time or from time to time, immediately repay to Agent the entire amount of any such excess(es) for which payment is demanded.

         (b) Section 9.18(b) of the Loan Agreement is amended to add the following paragraph at the end of such section:

         Notwithstanding anything in this section 9.18(b) to the contrary, Borrower shall not be required to comply with the ratio of accounts payable to Cost of Inventory for any Accounting Period in the fiscal year ending 2004. Furthermore, Borrower, Agent and Lenders agree to reset the ratios required for each Accounting Period in any fiscal year ending in 2005 based on the good faith and reasonable projections delivered by Borrower to Agent at least 30 days prior to the beginning of the fiscal year ended in 2005; provided that (i) the failure of Borrower to deliver such projections as required shall constitute an Event of Default, and (ii) if Borrower, Agent and Lenders are unable to agree on ratios for each Accounting Period in the fiscal year ending in 2005, the ratios set forth above for each Accounting Period shall remain unchanged and in full force and effect.

         2. Other Agreements. Borrower. Agent and Lenders agree that failure of Kimco to make available Overline Revolving Credit Loans of at least $7,000,000 as provided in the Third Amendment to the Credit and Security Agreement between Borrower and Kimco at all times during the period commencing January 1, 2004 and ending April 1, 2004, shall constitute and Event of Default.

         3. References. Agent, Lenders and Borrowers hereby agree that all references to Loan Agreement which are contained in any of the other Financing Agreements shall refer to the Loan Agreement as amended by this Amendment No. 3, as such may be amended and supplemented from time to time hereafter.

         4. Representations and Warranties. To induce Agent and Lenders to enter into this amendment No. 3, Borrower hereby represents and warrants to Agent and Lenders that:

         (a) The execution, delivery and performance by Borrower of this Amendment No. 3 and each of the other agreements, instruments and documents contemplated hereby are within corporate power, have been duly authorized by all necessary corporate action, have received all necessary governmental approval (if any shall be required), and do not and will not contravene or conflict with any provision of law applicable to Borrower, the articles of incorporation and by-laws of Borrower, any order, judgment or decree of any court or governmental agency, or any agreement, instrument or document binding upon Borrower or any of its property;


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         (b) Each of the Loan Agreement and the other Financing Agreements, as amended by this Amendment No. 3, are the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms, except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditor's rights generally, and (ii) general principles of equity;

         (C) THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THE LOAN AGREEMENT AND THE OTHER FINANCING AGREEMENTS ARE TRUE AND ACCURATE AS OF THE DATE HEREOF WITH THE SAME FORCE AND EFFECT AS IF SUCH HAD BEEN MADE ON AND AS OF THE DATE HEREOF; AND

         (d) Borrower had performed all of its obligations under the Loan Agreement and the Financing Agreements to be performed by it on or before the date hereof and as of the date hereof, Borrower is in compliance with all applicable terms and provisions of the Loan Agreement and each of the Financing Agreements to be observed and performed by it and no event of default or other event which upon notice or lapse of time or both would constitute and event of default has occurred (other than the Existing Defaults).

         5. Conditions to Effectiveness. This Amendment No. 3 shall be effective upon delivery to Agent of a fully executed copy of this Amendment No. 3, together with the payment by Borrower to Agent, for the ratable benefit of Lenders, of an amendment fee equal to $70,000.

         6. Counterparts. This Amendment No. 3 may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment No. 3.

         7. Continued Effectiveness. Except as specifically set forth herein, the Loan Agreement and each of the Financing Agreements shall continue in full force and effect according to its terms.

         8. Costs and Expenses. Borrower hereby agree that all expenses incurred by Agent and Lenders in connection with the preparation, negotiation and closing of the transactions contemplate hereby, including without limitation reasonable attorneys' fees and expenses, shall be part of the Obligations.

         9.  Release.

         (a) In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and Lenders, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, each Lender and all such other Persons being hereinafter referred to collectively as the "Releasees" and individually as a "Releasee"), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a "Claim" and collectively, "Claims") of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which Borrower or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment No, 3, including, without limitation, for or on account of, or in relation to, or in any way in connection with any of the Loan Agreement, or any of the other Financing Agreements or transactions thereunder or related thereto.

         (b) Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

         (c) Borrower agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.


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         IN WITNESS WHEREOF, this Amendment No. 3 has been executed as of the day and year first written above.

                                           FRANK'S NURSERY & CRAFTS, INC.,
                                           as Borrower

                                           By    /s/ Alan Minker
                                                 -------------------------------
                                           Its   Senior Vice President and CFO
                                                 -------------------------------

                                           CONGRESS FINANCIAL CORPORATION
                                           (CENTRAL), as Agent and Lender

                                           By    /s/ Gerald Wordell
                                                 -------------------------------
                                           Its   Vice President
                                                 -------------------------------